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Exhibit 3.3


                                   FIRST AMENDMENT
                                          TO
                 THIRD RESTATED AND AMENDED ARTICLES OF INCORPORATION
                                          OF
                                   ANTIVIRALS INC.


     Article I of the Corporation's Third Restated and Amended Articles of Incorporation is hereby amended, in its entirety to read as follows:

                                      ARTICLE I
                                         NAME

     The name of the Corporation is AVI BioPharma, Inc.